UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2008

Timeline, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	1-13524	31-1590734
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1700 7th Avenue, Suite 2100, Seattle, Washington		98101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 357-8422

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 10, 2008, the shareholders of Timeline, Inc. ("Timeline" or the "Company") approved, by the requisite vote required under Washington law at a special meeting of the Company’s shareholders (the "Special Meeting"), the sale of all of the Company’s U.S. and foreign patents, constituting substantially all of the Company’s assets, to Acacia Patent Acquisition, LLC (the "Asset Sale"), and the complete liquidation and dissolution of the Company (the "Plan of Dissolution"), regardless of whether the Asset Sale is consummated. Details of the Asset Sale and the Plan of dissolution are in the form attached to the definitive proxy statement dated April 30, 2008 (the "Proxy Statement").

The Company will begin the process of effectuating the Plan of Dissolution under the continued supervision of the Company’s Board of Directors (the "Board") and officers. In accordance with the Plan of Dissolution, the Company intends to file articles of dissolution with the Washington Secretary of State on or around June 18, 2008. The Board has determined that the filing date shall be the final record date for determination of those Company shareholders entitled to receive liquidation distributions, if and when determined by the Board, under the Plan of Dissolution (the "Final Record Date").

In connection with the Company’s liquidation, the Company’s board of directors has approved an initial cash distribution of $0.45 per share to the Company’s shareholders of record as of June 18, 2008. The Company will make additional distributions to shareholders as and when determined by the Board.

Final distributions to Company shareholders pursuant to the Plan of Dissolution shall be in complete cancellation of all of the outstanding shares of the Company’s Common Stock. From and after the Final Record Date, and subject to applicable law, the Company’s Common Stock will no longer be treated as outstanding and each holder of the Company’s Common Stock shall cease to have any rights in respect thereof, except the right to receive distributions pursuant to and in accordance with the Plan of Dissolution. Also effective as of the Final Record Date, the Company’s share transfer books will be closed and the Company’s transfer agent, American Stock Transfer & Trust Company, will no longer process share transfer requests.

The Company also intends to submit a Certification and Notice of Termination of Registration on Form 15 (the "Form 15") to the Securities and Exchange Commission (the "SEC") on or about June 17, 2008 for the purpose of deregistering its securities under the Securities Exchange Act of 1934, as amended (the "1934 Act"). As a result, the Company will immediately suspend the filing of any further periodic reports under the 1934 Act and, absent contrary action by the SEC, its status as a 1934 Act reporting company will be terminated within 90 days following its filing of the Form 15.

Following the Company’s filing of its articles of dissolution with the Washington Secretary of State and the cessation of the Company’s reporting obligations under the 1934 Act, the Company may provide periodic updates on the status of its dissolution process via press release and/or mailing to former Company shareholders as of the Final Record Date.

On June 11, 2008, the Company issued a press release in connection with the foregoing matters, a copy of which may be published on the Company’s website at www.tmln.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timeline, Inc.

June 11, 2008	By:	/s/ Charles R. Osenbaugh

Name: Charles R. Osenbaugh
Title: Chief Executive Officer and President